                                                                    Exhibit 21.1


                           Subsidiaries of Registrant

                                                                Jurisdiction of
                                                                 Incorporation
         Name                                                   or Organization
         ----                                                   ---------------
Columbus Computer Handels-und Vertriebs-Verwaltungs GmbH          Germany

IAT AG                                                            Switzerland

IAT Multimedia GmbH                                               Germany

Petrini, S.p.A.                                                   Italy

Petrini Foods International, Inc.                                 New York







                                      -79-